Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this "Agreement"), is entered into as of February 26, 2020, by VerifyMe, Inc., a Nevada corporation (the "Borrower"), on behalf of each of the persons who is a holder of the Debentures, as defined below, and each of whom shall be an express third party beneficiary of this Agreement and able to enforce the terms hereof in accordance with the provisions hereof as if such person was an original signatory hereto (each, a "Secured Party" or the "Secured Parties," as defined below). All capitalized terms not otherwise defined herein shall the meanings ascribed to them in that certain Securities Purchase Agreement by and between Borrower and the Secured Parties of even date (the "Securities Purchase Agreement").

RECITALS

WHEREAS, the Secured Parties have loaned monies to Borrower, as more particularly described in the Securities Purchase Agreement and as evidenced by senior secured convertible debentures issued by Borrower to the Secured Parties on February 26, 2020 (the "Debentures");

WHEREAS, the term "Secured Parties" as used in this Agreement shall mean, collectively, all holders of the Debentures, including those persons who become holders of the Debenture subsequent to the date hereof; and

WHEREAS, this Agreement is being executed and delivered by Borrower to secure the obligations of Borrower under the Debentures.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agrees as follows:

1.            Obligations Secured. This Agreement secures, in part, the prompt payment and performance of all obligations of Borrower under the Debentures, and all renewals, extensions, modifications, amendments, and/or supplements thereto (collectively, the "Secured Obligations").

2.            Grant of Security.

a.           Collateral. Borrower hereby grants, pledges, and assigns for the benefit of the Secured Parties, and there is hereby created in favor of each of the Secured Parties, a security interest in and to all of Borrower’s (inclusive of all of Borrower’s subsidiaries) right, title, and interest in, to, and under all of the collateral set forth on Exhibit A hereto (collectively, "Collateral").

b.          Effective Date. This grant of security shall be effective as of the date hereof.

c.           Subordination. The Debenture and the Secured Obligations shall not be subordinated, or junior in right of interest, to any other obligations of Borrower, subject to the liens incurred under clause (ii) of the definition of Permitted Liens herein.

d.          Filings to Perfect Security. Borrower will (and is hereby authorized to) file with any filing office such financing statements, amendments, addenda, continuations, terminations, assignments and other records (whether or not executed by Borrower) to perfect and to maintain perfected security interests in the Collateral by the Secured Parties, whereby (a) promptly upon the execution of this Agreement, a Financing Statement on Form UCC-1 (the "Financing Statement'') shall be filed in the appropriate jurisdiction(s) on behalf of the Secured Parties with respect to the Collateral. The Financing Statement shall designate each of the Secured Parties as a Secured Party and Borrower as the debtor, shall identify the security interest in the Collateral, and contain any other items required by law.

3.            Transfers and Other Liens. Except as set forth herein or in the Debenture, Borrower shall not, without the prior written consent of all of the Secured Parties, at their sole and absolute discretion:

a.	Sell, transfer, assign, or dispose of (by operation of law or otherwise), any of the Collateral outside of the ordinary course of business; or

b.	Create or suffer to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Collateral, except (i) the security interests created hereby and (ii) Permitted Liens (as defined herein); or

c.	Permit any of the Collateral to be levied upon under any legal process.

For purposes of this Agreement, the term “Permitted Liens” means (i) mechanic’s, materialmen’s, warehousemen’s, carriers’, landlord’s, or manufacturer's liens on assets acquired by the Borrower after the date of this Agreement in the ordinary course of business (which do not materially impair the use of such assets in the operation of business) with respect to obligations which are not overdue for a period longer than thirty (30) days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles, (ii) purchase money liens held by a regional bank or national bank securing indebtedness incurred after the date of this Agreement for the purchase of fixed or capital assets after the date of this Agreement, which, if properly perfected, shall be senior in priority to the security interest of the Debentures as to the fixed or capital asset so purchased, (iii) liens for taxes or other governmental charges which are not delinquent or which are being contested in good faith and for which a reserve shall have been established in accordance with generally accepted accounting principles, (iv) other liens, security interests and charges in existence on the date hereof of which the Secured Parties are aware, and (v) checks deposited by the Borrower into the Borrower's bank account which have bounced within five (5) business days thereafter due to insufficient funds in the payor's bank account.

4.            Representations and Warranties. Borrower hereby represents and warrants to the Secured Parties as follows: (a) to Borrower's knowledge, Borrower is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time Borrower acquires rights in the Collateral, will be the owner thereof) and that, except as expressly provided herein, no other person has (or, in the case of after-acquired Collateral, at the time Borrower acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral; (b) to Borrower's knowledge, except as expressly provided herein, upon the filing of a Financing Statement as provided herein, the Secured Parties (or in the case of after-acquired Collateral, at the time Borrower acquires rights therein, will have) will have a perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing; (c) all Accounts Receivable (as defined in Exhibit A) are genuine and enforceable against the party obligated to pay the same; (d) Borrower has full power and authority to enter into the transactions provided for in this Agreement and the Debenture; (e) this Agreement and the Debenture, when executed and delivered by Borrower, will constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms (subject to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally); (f) the execution and delivery by Borrower of this Agreement and the Debenture and the performance and consummation of the transactions contemplated hereby and thereby do not and will not violate Borrower's articles of incorporation or by-laws or any material judgment, order, writ, decree, statute, rule or regulation applicable to Borrower; (g) there does not exist any default or violation by Borrower of or under any of the terms, conditions or obligations of (i) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which Borrower is a party or by which Borrower is bound, or (ii) any law, ordinance, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon Borrower by any law, the action of any court or any governmental authority or agency; and the execution, delivery and performance of this Agreement will not result in any such default or violation; (h) there is no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand pending or, to the knowledge, of Borrower, threatened which adversely affects Borrower's business or financial condition and there is no basis known to Borrower for any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand which could result in the same; and (i) this Agreement and the Debenture, taken as a whole, do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained in this Agreement and the Debenture not misleading.

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5.            Events of Default. For purposes of this Agreement, the term "Event of Default" shall mean and refer to any of the following:

a.	Failure of Borrower to perform or observe any covenant set forth in this Agreement, or to perform or observe any other term, condition, covenant, warranty, agreement or other provision contained in this Agreement, where such failure continues for fifteen (15) days after receipt of written notice from Lender specifying such failure;

b.	Any representation or warranty made or furnished by Borrower in writing in connection with this Agreement and the Debenture or any statement or representation made in any certificate, report or opinion delivered pursuant to this Agreement or in connection with this Agreement is false, incorrect or incomplete in any material respect at the time it is furnished; or

c.	Occurrence of any Event of Default as defined in the Debenture.

6.            Remedies. Upon the occurrence and during the continuance of an Event of Default (subject to the notice and cure provisions provided for herein, if any), each Secured Party shall have the rights of a secured creditor under the Uniform Commercial Code of the applicable jurisdiction(s), all rights granted by the Debenture, this Security Agreement and by law, including the right to require Borrower to assemble the Collateral and make it available to the Secured Parties at a place to be designated by Borrower. The rights and remedies provided in this Agreement and the Debenture are cumulative and may be exercised independently or concurrently, and are not exclusive of any other right or remedy provided at law or in equity. No failure to exercise or delay by the Secured Parties in exercising any right or remedy under this Agreement or the Debenture shall impair or prohibit the exercise of any such rights or remedies in the future or be deemed to constitute a waiver or limitation of any such right or remedy or acquiescence therein. Every right and remedy granted to the Secured Parties under this Agreement and the Debenture or by law or in equity may be exercised by the Secured Parties only upon the election of the Secured Parties holding at least a majority in principal amount of the outstanding Debentures at the time of the action to be taken. In the event that the Secured Parties elect to pursue remedies hereunder, the Secured Parties shall designate a Secured Party representative to act on behalf of all of the Secured Parties in all dealings with the Company under this Agreement, with such representative to serve pursuant to an agreement among the Secured Parties on mutually acceptable terms regarding the representative’s authority, limitation of liability and other relevant items.

7.             Further Assurances. Borrower agrees that, from time to time, at its own expense, it will:

a.	Protect and defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein, and preserve and protect Secured Party's security interest in the Collateral.

b.	Promptly execute and deliver to Secured Parties all instruments and documents, and take all further action necessary or desirable, as any Secured Party may reasonably request to (i) continue, perfect, or protect any security interest granted or purported to be granted hereby, and (ii) enable a Secured Party to exercise and enforce any of Secured Party's rights and remedies hereunder with respect to any Collateral.

c.	Permit a Secured Party's representatives to inspect and make copies of all books and records relating to the Collateral, wherever such books and records are located, and to conduct an audit relating to the Collateral at any reasonable time or times.

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8.             Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex, e-mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent as follows:

If to the Borrower, to:

VERIFYME, INC.

75 S. Clinton Ave., Suite 510

Rochester, NY 14604

e-mail : ap@verifyme.com

With copies to (which shall not constitute notice):

Harter Secrest & Emery LLP

1600 Bausch & Lomb Place

Rochester, NY 14604

Attention: Alex R. McClean

Email: amcclean@hselaw.com

If to Secured Party:

At the address stated in the Securities Purchase Agreement

or to such other address or telecopy number as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.

9.           Amendments and Waivers. No modification, amendment or waiver of any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by each of the parties hereto. Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

10.          Exclusivity and Waiver of Rights. No failure to exercise and no delay in exercising on the part of any party, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any other rights or remedies provided by law.

11.          Invalidity. Any term or provision of this Agreement shall be ineffective to the extent it is declared invalid or unenforceable, without rendering invalid or enforceable the remaining terms and provisions of this Agreement.

12.          Headings. Headings used in this Agreement are inserted for convenience only and shall not affect the meaning of any term or provision of this Agreement.

13.         Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original instrument, but all of which collectively shall constitute one and the same agreement.

14.         Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by the any of the parties without the prior written consent of all Secured Parties, at their sole and absolute discretion.

15.        Survival. Unless otherwise expressly provided herein, all representations warranties, agreements and covenants contained in this Agreement shall survive the execution hereof and shall remain in full force and effect until the earliest to occur of (a) the payment in full of the Debenture, and (b) the conversion of the principal and accrued and unpaid interest and all other amounts owing under the Debenture into common stock of Borrower.

16.         Miscellaneous. This Agreement shall inure to the benefit of each of the parties hereto and all their respective successors and permitted assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.

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17.         GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISIONS).

18.         CONSENT TO JURISDICTION. EACH OF THE PARTIES CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE FEDERAL COURTS LOCATED IN MONROE COUNTY, NEW YORK IN CONNECTION WITH ANY DISPUTE ARISING UNDER THIS AGREEMENT, AND EACH WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH NEW YORK LAW. EACH OF THE PARTIES HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY FEDERAL COURT HAVING ITS SITUS IN MONROE COUNTY, NEW YORK, AND EACH WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS.

19.         Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

20.          Entire Agreement. This Agreement and the agreements specifically referenced herein contain the entire agreement among the parties with respect to the transactions contemplated by this Agreement and supersede all prior agreements or understandings among the parties with respect to the subject matter hereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Security Agreement has been executed as of the date first set written above.

"BORROWER"

VERIFYME, INC.

By:	/s/ Patrick White
Name: Patrick White
Title: Chief Executive Officer

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EXHIBIT A COLLATERAL

Borrower hereby grants, pledges, and assigns for the benefit of each Secured Party, and there is hereby created in favor of the Secured Parties, a security interest in and to all of Borrower's right, title, and interest in, to, and under all assets and all personal property of Borrower and its subsidiaries, whether now or hereafter existing, or now owned or hereafter acquired, including but not limited to the following (collectively, "Collateral"):

1.          All accounts, chattel paper, contracts, contract rights, accounts receivable, tax refunds, note receivable, documents, other choses in action and general intangibles, including, but not limited to, proceeds of inventory and returned goods and proceeds from the sale of goods and services, and all rights, liens, securities, guaranties, remedies and privileges related thereto, including the right of stoppage in transit and rights and property of any kind forming the subject matter of any of the foregoing ("Accounts Receivable");

2.          All time, savings, demand, certificate of deposit or other accounts in the name of Borrower or in which Borrower has any right, title or interest, including but not limited to all sums now or at any time hereafter on deposit, and any renewals, extensions or replacements of and all other property which may from time to time be acquired directly or indirectly using the proceeds of any of the foregoing;

3.          All inventory and equipment of every type or description wherever located, including, but not limited to all raw materials, parts, containers, work in process, finished goods, goods in transit, wares, merchandise furniture, fixtures, hardware, machinery, tools, parts, supplies, automobiles, trucks, other intangible property of whatever kind and wherever located associated with the Borrower's business, tools and goods returned for credit, repossessed, reclaimed or otherwise reacquired by Borrower;

4.          All documents of title and other property from time to time received, receivable or otherwise distributed in respect of, exchange or substitution for or addition to any of the foregoing including, but not limited to, any documents of title;

5.       All know-how, information, permits, patents, copyrights, goodwill, trademarks, trade names, licenses and approvals held by Borrower, including all other intangible property of Borrower;

6.           All assets of any type or description that may at any time be assigned or delivered to or come into possession of Borrower for any purpose for the account of Borrower or as to which Borrower may have any right, title, interest or power, and property in the possession or custody of or in transit to anyone for the account of Borrower, as well as all proceeds and products thereof and accessions and annexations thereto; and

7.           All proceeds (including but not limited to insurance proceeds) and products of and accessions and annexations to any of the foregoing.

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